SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2006

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): __________________________________________________________________________________________________________________________________

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2006, SIGA Technologies, Inc. (“SIGA”) received notice from the Nasdaq Stock Market (“Nasdaq”) that for the last 10 consecutive trading days, SIGA’s market value of listed securities had been below the $35,000,000 minimum required for continued inclusion on the Nasdaq Capital Market under Marketplace Rule 4310(c)(2)(B)(ii) (the “Rule”). In accordance with Marketplace Rule 4310(c)(8)(C), SIGA was provided with 30 calendar days, until August 18, 2006, to regain compliance. SIGA has not regained such compliance and accordingly on August 22, 2006, SIGA received a staff determination letter from Nasdaq indicating that the SIGA's common stock is subject to delisting from the Nasdaq Capital Market because of its failure to comply with the above described Rule. SIGA intends to request a hearing in accordance the Marketplace Rule 4800 Series, which hearing request will stay the suspension and delisting of SIGA’s common stock pending a decision by a Nasdaq Listing Qualifications Panel. There can be no assurance that such Panel will grant SIGA’s request for continued listing.

On August 28, 2006, SIGA issued a press release announcing that it had received the above described notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(c)         Exhibits

Exhibit No.                Descrption

99.1            Press Release, dated August 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            SIGA TECHNOLOGIES, INC.

            By: /s/ Thomas N. Konatich_____
               Name: Thomas N. Konatich
               Title:    Acting Chief Executive
        Officer and Chief Financial Officer

Date: August 28, 2006

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